UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 19, 2011

CAPITOL FEDERAL FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34814	27-2631712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Kansas Avenue Topeka, Kansas 66603
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (785) 235-1341

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF
CERTAIN OFFICERS

On January 19, 2011, Capitol Federal Financial, Inc. (the “Company”), the holding company for Capitol Federal Savings Bank (the “Bank”), entered into change of control agreements with the following executive officers: John B. Dicus, Chairman, President and Chief Executive Officer; Kent G. Townsend, Executive Vice President and Chief Financial Officer; R. Joe Aleshire, Executive Vice President for Retail Operations; Larry K. Brubaker, Executive Vice President for Corporate Services; and Rick C. Jackson, Executive Vice President and Chief Lending Officer.

Each agreement entitles the executive to a severance payment if, within six months before or 24 months after a “change of control” (as defined in the agreement) of the Company or the Bank, the executive’s employment is terminated by the Company or the Bank without “cause” (as defined in the agreement), is terminated as a result of the executive’s death, disability or retirement or is terminated by the executive for “good reason” (as defined in the agreement).  The amount of the severance payment under each agreement is 2.99 times the executive’s “base amount,” as determined under Section 280G of the Internal Revenue Code (average annual W-2 compensation during the five full calendar years prior to the date of termination of employment).  Each agreement provides that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments under Section 280G of the Internal Revenue Code.

The foregoing description of the change of control agreements is qualified in its entirety by reference to the full text of such agreements, the form of which is attached to this report as Exhibit 10.1.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

(d)            Exhibits

Exhibit 10.1 – Form of Change of Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITOL FEDERAL FINANCIAL, INC.

Date: January 20, 2011	By:	/s/ Kent G. Townsend
Kent G. Townsend
Executive Vice President and CFO

EXHIBIT INDEX

Exhibit No.                                           Description

10.1	Form of Change of Control Agreement